UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2012

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

Termination of Humboldt County Injunction

In conjunction with the September 2010 settlement by Skilled Healthcare Group, Inc. (the “Company”) and certain of its subsidiaries, including 22 subsidiaries that operated skilled nursing facilities in California (collectively, the “Defendants”), of class action litigation against them (the “Humboldt County Action”), the Defendants agreed to an injunction under which the subsidiary Defendants were required to provide specified nurse staffing levels, comply with specified state and federal laws governing staffing levels and posting requirements, and provide reports and information to a court-appointed auditor. The injunction was to remain in effect for a period of 24 months unless extended for additional 3-month periods for non-compliance. Defendants demonstrating compliance for an 18-month period that ended September 30, 2012 were permitted to petition the court for early termination of the injunction. Additional information regarding the Humboldt County Action and its related injunction is available in the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 5, 2012 (the “Form 10-Q”). On April 1, 2011, the five subsidiary Defendants that at the time operated skilled nursing facilities in Humboldt County (the “Former Humboldt County Facilities”) transferred their operations to an unaffiliated third party skilled nursing facility operator.

On November 14, 2012, the Defendants filed a motion to terminate the injunction and vacate the final judgment in the Humboldt County Action. Based upon compliance with the injunction through the requisite 18-month period, on December 21, 2012, the Superior Court of California, Humboldt County, granted the Defendants' motion for early termination of the injunction, and the injunction has now ended, with respect to the 17 California nursing facilities that the subsidiary Defendants still operate. In its order, the court determined that the injunction termination did not apply to the Former Humboldt County Facilities. However, the 2010 court-approved stipulation and order establishing the injunction provides that the injunction applies to the named defendants and any successor licensees of the applicable nursing facilities, but only if those successor licensees are affiliates of the named defendants. As noted above, the Former Humboldt County Facilities have been operated by an unaffiliated third party since April 2011. Therefore, under the terms of the injunction it does not apply to the Former Humboldt County Facilities unless an affiliate of the Defendants operates them. The Defendants' motion to vacate prior findings in the Humboldt County Action was also not granted.

Potential HUD Financing

As previously announced, in mid-October 2012 the Company received conditional credit approval from the U.S. Department of Housing and Urban Development ("HUD") on a proposed portfolio of HUD-insured secured loans. As discussed in the Form 10-Q, on October 31, 2012, the California Attorney General's Bureau of Medi-Cal Fraud & Elder Abuse ("BMFEA") filed a criminal complaint against Eureka Healthcare and Rehabilitation Center, LLC (the “Facility”), Skilled Healthcare, LLC and the Company alleging elder endangerment in nine misdemeanor and two felony counts related to care of certain patients at the Facility (the “BMFEA Action”). HUD has informed the Company that it will not process or underwrite any HUD-insured loans until such time as the BMFEA Action is resolved to HUD's satisfaction. While the Company continues to dispute the BMFEA's theories of alleged criminal liability and to vigorously defend the action, there can be no assurance as to whether or when such a resolution might be obtained. Additional information regarding the potential HUD financing and the BMFEA matter is available in the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2013	SKILLED HEALTHCARE GROUP, INC.
/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

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